Exhibit 99.1

January 18, 2011	Analyst Contact:	Dan Harrison
918-588-7950
	Media Contact:	Megan Washbourne
918-588-7572

ONEOK Provides Higher 2011 Earnings Guidance;
Reaffirms 2010 Earnings Guidance

TULSA, Okla. – Jan. 18, 2011 - ONEOK, Inc. (NYSE: OKE) today released its 2011 earnings guidance and reaffirmed its 2010 earnings guidance.

ONEOK’s 2011 net income is expected to be in the range of $325 million to $360 million, reflecting higher anticipated earnings in the ONEOK Partners segment, offset partially by lower expected earnings in the energy services segment, compared with 2010.

“We are continuing to benefit from our previous investments of more than $2 billion in our ONEOK Partners segment,” said John W. Gibson, president and chief executive officer of ONEOK.

“In addition, the partnership announced plans in 2010 to invest approximately $1.5 billion to $1.8 billion over the next three years in additional growth projects in the Bakken Shale, Cana-Woodford Shale and the Granite Wash plays that will further strengthen our position as an attractive investment for shareholders.”

2011 earnings guidance reflects increased operating income in the ONEOK Partners segment due to an anticipated increase in natural gas liquids gathered and transported and natural gas volumes processed; lower expected earnings in the energy services segment due to expected narrower transportation differentials, lower seasonal natural gas storage differentials and reduced market volatility; and relatively unchanged operating income in the distribution segment.

The midpoint for ONEOK’s 2011 net income guidance is $343 million.  The midpoint for ONEOK’s 2011 operating income guidance is $977 million. Additional information is available in Exhibit A in the guidance tables on the ONEOK website.

The 2011 earnings guidance is consistent with the company’s previous 2011-2013 average annual net income growth estimates of 8 to 10 percent over the three-year time period, announced in October 2010.

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ONEOK Provides Higher 2011 Earnings Guidance;
Reaffirms 2010 Earnings Guidance

    2011 earnings guidance for ONEOK includes dividend increases of 4 cents per share semiannually in 2011, subject to ONEOK board approval.  This dividend increase is consistent with the company’s expected 50 to 60 percent dividend increase between 2011 and 2013. ONEOK’s 2011 earnings guidance also includes a 1 cent per quarter increase in unitholder distributions from ONEOK Partners, subject to ONEOK Partners board approval.

ONEOK also announced that its 2010 net income is expected to be at the high end of the earnings guidance range of $320 million to $335 million provided on Sept. 30, 2010.

ONEOK PARTNERS BUSINESS SEGMENT

The midpoint of the ONEOK Partners segment’s 2011 operating income guidance is approximately $656 million, reflecting higher anticipated fee-based earnings from increased NGL volumes gathered and transported, and higher optimization volumes resulting from increased NGL fractionation and transportation capacity available in the natural gas liquids business; and increased natural gas processing volumes in the natural gas gathering and processing business.  These increases are offset partially by lower expected earnings in the natural gas pipelines business.

For 2011, financial hedges are in place on approximately 74 percent of the natural gas gathering and processing business’ expected equity natural gas production at an average price of $5.61 per MMBtu; 61 percent of its expected equity natural gas liquids production at an average price of $1.26 per gallon; and 75 percent of its expected equity condensate production at an average price of $2.13 per gallon.

The average unhedged prices used in the ONEOK Partners’ 2011 guidance are $88.60 per barrel for New York Mercantile Exchange (NYMEX) crude oil, $4.10 per MMBtu for NYMEX natural gas and $1.13 per gallon for composite natural gas liquids.

2011 guidance in the natural gas liquids business assumes the Conway-to-Mont Belvieu average ethane price differential to be 9 cents per gallon, compared with 10 cents per gallon in 2010.

DISTRIBUTION BUSINESS SEGMENT

The midpoint of the distribution segment’s 2011 operating income guidance is approximately $231 million, relatively unchanged compared with 2010.

ENERGY SERVICES BUSINESS SEGMENT

The midpoint of the energy services segment’s 2011 operating income guidance is approximately $91 million, reflecting lower seasonal natural gas storage differentials, net of hedging, and narrower natural gas transportation differentials.  A financial profile of the energy services segment’s 2011 earnings guidance is included in Exhibit B in the guidance tables on the ONEOK website.

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ONEOK Provides Higher 2011 Earnings Guidance;
Reaffirms 2010 Earnings Guidance

Approximately 43 percent of energy services’ transportation position is hedged for 2011.  Approximately 50 percent of its storage position is hedged for 2011, with 82 percent hedged for the first quarter 2011.

The energy services segment continues to execute its strategy of aligning its leased natural gas storage and transportation capacity with the needs of its premium-services customers.  Year-end 2011 leased storage capacity is expected to be approximately 75 billion cubic feet (Bcf) with a year-end 2012 target of 65 Bcf.  Year-end 2011 long-term leased transportation capacity is expected to be 1.1 Bcf per day, with a year-end 2012 target of 1 Bcf per day.

OTHER INCOME

2011 other income is estimated to be higher due to higher allowance for funds used during construction (AFUDC) in the ONEOK Partners segment as a result of the previously announced growth projects of approximately $1.5 billion to $1.8 billion between now and 2013.

CAPITAL EXPENDITURES

For 2011, ONEOK’s capital expenditures are expected to be approximately $246 million on a stand-alone basis.  The distribution segment’s planned capital expenditures of $224 million include approximately $25 million to continue installation of automated meters in selected residential communities in Oklahoma and Texas, in addition to increased investments primarily related to non-discretionary compliance projects.

STAND-ALONE CASH FLOW

On a stand-alone basis, the midpoint of ONEOK’s 2011 guidance for cash flow before changes in working capital is $727 million.  Cash flow before changes in working capital is expected to exceed capital expenditures and dividends by $235 million to $275 million.

 ONEOK’s 2011 cash flow guidance includes dividend increases of 4 cents per share semiannually during the year, subject to ONEOK board approval.  Additional information is available in Exhibit C in the guidance tables on the ONEOK website.

2010 FINANCIAL RESULTS

ONEOK will release its full-year 2010 financial results on Feb. 21, 2011, following the close of market.  The management of ONEOK will conduct a conference call on Tuesday, Feb. 22, 2011, at 11 a.m. Eastern Standard Time (10 a.m. Central Standard Time).  The call will also be carried live on ONEOK’s website.

To participate in the telephone conference call, dial 866-837-9780, pass code 1506279, or log on to the webcast at www.oneok.com.

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ONEOK Provides Higher 2011 Earnings Guidance;
Reaffirms 2010 Earnings Guidance

For those unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com.  A recording will be available by phone for seven days.  The playback call may be accessed at 866-837-8032, pass code 1506279.

LINK TO EXHIBITS

http://www.oneok.com/InvestorInformation/FinancialInformation/EarningsInformation/~/media/ONEOK/GuidanceDocs/
OKE2011guidance_f40w82W.ashx

NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURES

ONEOK has disclosed in this news release stand-alone cash flow, before changes in working capital, which is a non-GAAP financial measure.  Stand-alone cash flow, before changes in working capital, is used as a measure of the company’s financial performance.  Stand-alone cash flow, before changes in working capital, is defined as net income less the portion attributable to non-controlling interests, adjusted for equity in earnings and distributions received from ONEOK Partners, and ONEOK’s stand-alone depreciation and amortization, deferred income taxes net of the change in taxes receivable and certain other items.

The non-GAAP financial measure described above is useful to investors because the measurement is used as a measurement of financial performance of the company’s fundamental business activities.  ONEOK stand-alone cash flow, before changes in working capital, should not be considered in isolation or as a substitute for net income or any other measure of financial performance presented in accordance with GAAP.

This non-GAAP financial measure excludes some, but not all, items that affect net income.  Additionally, this calculation may not be comparable with similarly titled measures of other companies.  A reconciliation of stand-alone cash flow, before changes in working capital, to net income is included in the financial tables.

ONEOK, Inc. (NYSE: OKE) is a diversified energy company.  We are the general partner and own 42.8 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  ONEOK is among the largest natural gas distributors in the United States, serving more than two million customers in Oklahoma, Kansas and Texas.  Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.  ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 Stock Index.

For information about ONEOK, Inc., visit the website: www.oneok.com.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act.  The forward-looking statements relate to our anticipated financial performance, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters.  We make these forward-looking statements in reliance on the safe harbor protections provided under the Private

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ONEOK Provides Higher 2011 Earnings Guidance;
Reaffirms 2010 Earnings Guidance

Securities Litigation Reform Act of 1995.  The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled” and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements, which are applicable only as of the date of this news release.  Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Those factors may affect our operations, markets, products, services and prices.  In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

·	the effects of weather and other natural phenomena, including climate change, on our operations, demand for our services and energy prices;
·
competition from other United States and foreign energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels such as ethanol and biodiesel;

·	the capital intensive nature of our businesses;
·	the profitability of assets or businesses acquired or constructed by us;
·	our ability to make cost-saving changes in operations;
·	risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties;
·	the uncertainty of estimates, including accruals and costs of environmental remediation;
·	the timing and extent of changes in energy commodity prices;
·
the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, environmental compliance, climate change initiatives, authorized rates of recovery of gas and gas transportation costs;

·
the impact on drilling and production by factors beyond our control, including the demand for natural gas and crude oil; producers’ desire and ability to obtain necessary permits; reserve performance; and capacity constraints on the pipelines that transport crude oil, natural gas and NGLs from producing areas and our facilities;

·	difficulties or delays experienced by trucks or pipelines in delivering products to or from our terminals or pipelines;
·	changes in demand for the use of natural gas because of market conditions caused by concerns about global warming;
·	conflicts of interest between us, our general partner, ONEOK Partners GP, and related parties of ONEOK Partners GP;
·	the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control;
·
our indebtedness could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantages compared with our competitors that have less debt or have other adverse consequences;

·	actions by rating agencies concerning the credit ratings of us or the parent of our general partner;
·
the results of administrative proceedings and litigation, regulatory actions, rule changes and receipt of expected clearances involving the Oklahoma Corporation Commission (OCC), Kansas Corporation Commission (KCC), Texas regulatory authorities or any other local, state or federal regulatory body, including the Federal Energy Regulatory Commission (FERC); and the Pipeline and Hazardous Materials Safety Administration (PHMSA);

·	our ability to access capital at competitive rates or on terms acceptable to us;
·	risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling;
·	the risk that material weaknesses or significant deficiencies in our internal control over financial reporting could emerge or that minor problems could become significant;
·	the impact and outcome of pending and future litigation;

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ONEOK Provides Higher 2011 Earnings Guidance;
Reaffirms 2010 Earnings Guidance

·	the ability to market pipeline capacity on favorable terms, including the effects of:
-	future demand for and prices of natural gas and NGLs;
-	competitive conditions in the overall energy market;
-	availability of supplies of Canadian and United States natural gas; and
-	availability of additional storage capacity;
·	performance of contractual obligations by our customers, service providers, contractors and shippers;
·	the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances;
·
our ability to acquire all necessary permits, consents and other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, storage, fractionation and transportation facilities without labor or contractor problems;

·	the mechanical integrity of facilities operated;
·	demand for our services in the proximity of our facilities;
·	our ability to control operating costs;
·	acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers’ or shippers’ facilities;
·	economic climate and growth in the geographic areas in which we do business;
·	the risk of a prolonged slowdown in growth or decline in the U.S. economy or the risk of delay in growth recovery in the U.S. economy, including liquidity risks in U.S. credit markets;
·	the impact of recently issued and future accounting updates and other changes in accounting policies;
·	the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions in the Middle East and elsewhere;
·	the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks;
·
risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;

·	the impact of unsold pipeline capacity being greater or less than expected;
·	the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and FERC-regulated rates;
·	the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines;
·	the efficiency of our plants in processing natural gas and extracting and fractionating NGLs;
·	the impact of potential impairment charges;
·	the risk inherent in the use of information systems in our respective businesses, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting;
·	our ability to control construction costs and completion schedules of our pipelines and other projects; and
·	the risk factors listed in the reports we have filed and may file with the Securities and Exchange Commission (SEC), which are incorporated by reference.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements.  Other factors could also have material adverse effects on our future results.  These and other risks are described in greater detail in Part I, Item 1A, Risk Factors, in our Annual Report.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors.  Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.  OKE-FG

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ONEOK Provides Higher 2011 Earnings Guidance;
Reaffirms 2010 Earnings Guidance

ONEOK, Inc. and Subsidiaries			Exhibit A
EARNINGS GUIDANCE*

		2010
	2011	Guidance
	Guidance	(Sept. 30, 2010)	Change
(Millions of dollars)

Operating income
ONEOK Partners	$656	$586	$70
Distribution	231	232	(1)
Energy Services	91	126	(35)
Other	(1)	(2)	1
Operating income	977	942	35
Equity earnings from investments	106	101	5
Other income (expense)	16	(10)	26
Interest expense	(290)	(295)	5
Income before income taxes	809	738	71
Income taxes	(226)	(213)	(13)
Net income	583	525	58
Less: Net income attributable to noncontrolling interests	240	198	42
Net income attributable to ONEOK	$343	$327	$16

Capital expenditures
ONEOK Partners	$1,116	$464	$652
Distribution	224	215	9
Other	22	18	4
Total capital expenditures	$1,362	$697	$665

*Amounts shown are midpoints of ranges provided.

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ONEOK Provides Higher 2011 Earnings Guidance;
Reaffirms 2010 Earnings Guidance

ONEOK, Inc. and Subsidiaries			Exhibit B
EARNINGS GUIDANCE*

		2010
	2011	Guidance
	Guidance	(Sept. 30, 2010)	Change
(Thousands of dollars, except per MMBtu amounts )

Energy Services Financial Profile
Premium service fees	$59,500	$61,753	$(2,253)
Year-end storage capacity (Bcf)	74.9	73.6	1.3
Assumed winter/summer spread – NYMEX ($/MMBtu)	$1.48	$1.63	$(0.15)
Storage costs (lease, variable, hedging and other) ($/MMBtu)	$1.19	$1.22	$(0.03)
Net storage margin ($/MMBtu)	$0.29	$0.41	$(0.12)
Net storage margin	$21,500	$29,900	$(8,400)
Long-term transportation capacity (MMBtu/d)	1,084	1,225	(141)
Transportation gross margin ($/MMBtu)	$0.31	$0.32	$(0.01)
Transportation costs ($/MMBtu)	$0.25	$0.22	$0.03
Transportation net margin ($/MMBtu)	$0.06	$0.10	$(0.04)
Net transportation margin	$23,200	$44,819	$(21,619)
Optimization	$19,800	$13,231	$6,569
Financial trading	$-	$5,454	$(5,454)
Wholesale margin – subtotal	$124,000	$155,157	$(31,157)
Wholesale general and administrative expense	$33,000	$29,157	$(3,843)
Total Operating Income	$91,000	$126,000	$(35,000)

*Amounts shown are midpoints of ranges provided.

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ONEOK Provides Higher 2011 Earnings Guidance;
Reaffirms 2010 Earnings Guidance

ONEOK, Inc. and Subsidiaries			Exhibit C
EARNINGS GUIDANCE*

		2010
	2011	Guidance
	Guidance	(Sept. 30, 2010)	Change
(Millions of dollars)

ONEOK, Inc. Stand-Alone Cash Flow, Before Changes in Working Capital
Net income attributable to ONEOK	$343	$327	$16
Depreciation and amortization	134	134	-
Equity earnings from investments	(306)	(261)	(45)
Distributions received from unconsolidated affiliates	328	304	24
Deferred income taxes	200	170	30
Other	28	28	-
Cash flow, before changes in working capital	$727	$702	$25

*Amounts shown are midpoints of ranges provided.